Exhibit 99.1

BB&T Capital Markets Commercial and Industrial Conference Rhino Resource Partners LP More Than Coal Dave Zatezalo, CEO Scott Morris, VP Investor Relations March 29, 2012

Forward-Looking Statements This presentation contains certain “forward-looking statements” within the meaning of the federal securities laws. Statements included in this presentation that are not historical facts, that address activities, events or developments that Rhino Resource Partners LP (“Rhino”) expects or anticipates will or may occur in the future, including things such as plans for growth of the business, future capital expenditures, competitive strengths, goals, references to future goals or intentions or other such references are forward-looking statements. These statements can be identified by the use of forward-looking terminology, including “may,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” or similar words. These statements are made based on past experience and perception of historical trends, current conditions and expected future developments as well as other considerations Rhino believes are appropriate under the circumstances. Whether actual results and developments in the future will conform to such expectations is subject to numerous risks and uncertainties, many of which are beyond Rhino’s control. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors, including, but not limited to: changes in governmental regulation of the mining industry or the electric utility industry; adverse weather conditions and natural disasters; weakness in global economic conditions; decreases in demand for electricity and changes in demand for coal; poor mining conditions resulting from geological conditions or the effects of prior mining; equipment problems at mining locations; the availability of transportation for coal shipments; the availability and costs of key supplies and commodities such as steel, diesel fuel and explosives; the availability and prices of competing electricity generation fuels; Rhino’s ability to secure or acquire high-quality coal reserves; and Rhino’s ability to find buyers for coal under favorable supply contracts. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in Rhino’s annual report on Form 10-K for the year ended December 31, 2011, as well as other written and oral statements made or incorporated by reference from time to time in other reports and filings with the Securities and Exchange Commission. All forward-looking statements included in this presentation and all subsequent written or oral forward-looking statements attributable to Rhino or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, Rhino undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. 2 RNO

3 Key Investment Highlights Growth-oriented energy MLP focused on coal, oil and gas, and related infrastructure Large proven and probable reserves of steam and metallurgical coal provide significant growth opportunities Current coal producer in multiple basins with significant met coal exposure Long-term contracts for steam coal sales provide cash flow stability Coal leasing business along with oil and gas investments in Utica Shale and Cana Woodford provide long-term royalty income streams Experienced General Partner (Wexford Capital LP) with significant energy expertise and proven track record Low leverage and conservative capital structure Increased distribution 7.9% from IPO level; currently returning ~9.8% yield(1) 3 (1) Based on closing unit price of $19.50 on March 23, 2012. RNO

4 Strategy Coal production tailored to market conditions and coal pricing environment Focus of coal operations: Steam coal production with predictable costs and long term contracts Met coal production with attractive profit margins Disciplined strategy in asset acquisitions and deployment of capital Exercise patience in developing assets since costs are low to carry mineral reserves Attractive acreage in Utica Shale oil and gas region will lead to involvement in other business activities Diversification and stability of long-term income streams provide the foundation to maintain and potentially increase distributions 4 RNO

Rhino Overview 5 RNO Image: Hopedale Facilities

Geographic Diversification

RNO


Castle Valley
Huntington, UT
Steam Coal (operating)
McClane Canyon
Grand Junction, CO
Steam Coal (idle)
Taylorville Field
Taylorville, IL
Steam Coal (undeveloped)
Utica Shale
Eastern Ohio
Oil & Gas
Hopedale
Cadiz, OH
Steam Coal (operating)
Rich Mountain
Elkins, WV
Met Coal (undeveloped)
Sands Hill
Jackson, OH
Steam Coal (operating)
Rhino Resource Partners
Lexington, KY
Headquarters
Elk Horn Coal
Floyd Co. KY
Met & Steam Coal Leases
Wexford Capital LP
Greenwich, CT
Cana Woodford
Central Oklahoma
Oil & Gas
CAPP
Pikeville, KY
Met & Steam Coal (operating)
Rhino Eastern
Bolt, WV
Met Coal (operating)
OR
ID
MT
WY
SD
MN
WI
NV
UT
CO
NE
IA
IN
OH
CA
KS
MO
IL
KY
WV
VA
MD
DE
NJ
CT
RI
TN
NC
SC
GA
FL
AZ
NM
OK
TX
Steam Coal Assets
Met Coal Assets
Met & Steam Coal Leasing
Oil & Gas Investments

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RHINO RESOURCE PARTNERS LP

Coal Reserves 96 22 118 79 31 110 111 33 144 34 176 210 320 262 582 58 50 108 59 105 164 117 155 272 437 417 854 43 18 61 Operating Areas Proven and Probable Non-reserve Coal Deposits Total Northern Appalachia Central Appalachia Western Bituminous Illinois Basin Elk Horn Leased Total Operating Unleased Total Elk Horn Total Rhino 7 Note: Reserves in millions, as of 12.31.2011 (1) Rhino Resource Partners owns 51% of the Rhino Eastern JV; data shown on 100% basis. Rhino Eastern(1) RNO

8 Met Coal Assets and Operations Metallurgical coal is a high quality coal used in the steel manufacturing process Two types of met coal: Coking coal and PCI coal Coking coal used in blast furnaces for the extraction of iron from iron ore PCI coal used as a heating component in blast furnaces Historically met coal trades at a significant premium to steam coal Rhino currently produces mid-vol and high-vol met coal and expects to produce PCI coal 8 Estimated Long-Term Coal Sales Prices ($ per ton) RNO Source: Rhino Resource Partners estimates. Mine 28 Met Coal Operation $76 $90 $120 $180 $210 CAPP Steam PCI High Vol Met Coal Mid Vol Met Coal Low Vol Met Coal

9 Steam Coal Assets and Operations Steam coal is used primarily by utilities for electricity generation Rhino's steam coal operations provide steady cash flow with long-term sales contracts Producing in three different coal basins Production in Northern Appalachia and Western Bituminous is largely committed for next three years 9 RNO Source: Rhino Resource Partners estimates. Estimated Long-Term Steam Coal Sales Prices ($ per ton) Castle Valley Steam Coal Operation $37 $44 $48 $60 $76 $77 Colorado Utah Illinois Basin NAPP CAPP Barge CAPP Rail

10 Oil & Gas Investments Utica Shale Potentially one of the largest hydrocarbon plays in the United States Acquisition of 8,500 net acres of oil and gas leases in the Utica Shale play in Eastern Ohio Entered into lease agreement with Chesapeake for approximately 1,500 acres Rhino previously owned for an approximate $9 million lease bonus plus 20% royalty Cana Woodford Acquisition of 1,700 net mineral acres in the Cana Woodford play in Central Oklahoma Royalty revenue began in early 2012 from producing wells on our acreage 10 RNO

11 (32.8%) (8.5%) Mine safety is Rhino’s #1 priority Received notification in early 2012 of seven Sentinels of Safety awards from the Department of Labor attributable to several Rhino operating locations Safety metrics significantly better than industry averages: Non-fatal days lost incidence rate for our operations was 32.8% below MSHA’s most recently published industry average and 33.2% below the industry average in 2010 Our operations receive fewer citations per inspection day than the national average Rhino’s Commitment to Safety 2011 Non-Fatal Days Lost Incidence Rate1 2011 MSHA Citations per Inspection Day1 RNO (1) Industry figures based on most recent data published on MSHA website. Rhino figures are actual through 12/31/11 0.82 0.75 Industry Rhino 2.44 1.64 Industry Rhino

Current Operations 12 RNO Image: Rob Fork Plant

13 Current Coal Market Due to downturn in coal market, Rhino maintains focus on key areas Fulfill existing contracts in a cost efficient manner Maintain strength and integrity of labor force Least impact on steam coal operations at Hopedale, Sands Hill and Castle Valley where longer term sales contracts are in place Proactive responses to reduce production due to weak demand for Central Appalachia coal Working fewer shifts and number of days Idling select mining operations Delaying expansion plans at certain operations 13 RNO

14 Current high-vol coking coal operations Tug River Production from new high wall miner (HWM) with estimated annual production of 125,000 tons of met coal Estimated coking coal reserves of 5.8 million tons New prep plant being commissioned, estimated to reduce transportation costs on met coal by $10 per ton Rob Fork Production from single underground mine, with estimated annual production of 350,000 tons of met coal Estimated 7.0 million tons of high-vol coking coal reserves 100% of CAPP met coal production contracted for 2012 Met Coal – CAPP Area Overview ($ per ton) RNO YTD CAPP Met Coal Sales and Costs per Ton Source: Rhino Resource Partners 2011 Form 10-K. (a) Based on combined cost of operations for met and steam in CAPP. Does not reflect any anticipated savings from new prep plant. (a) $121 $67 Sales Price Cost of Operations

15 Large 30,000 acre property with premium, mid-vol and low-vol metallurgical coal reserves Current reserves of 43 million tons provide for significant future underground and surface mining opportunities Estimated annual production of 470,000 tons Eagle #2 mine started production in the third quarter of 2011 Opening Eagle #3 in late second quarter of 2012 51% owned joint venture managed by Rhino, with Patriot Coal owning the remainder Met Coal – Rhino Eastern Area Overview ($ per ton) RNO YTD Rhino Eastern Met Coal Sales and Costs per Ton Source: Rhino Resource Partners 2011 Form 10-K. $199 $150 Sales Price Cost of Operations

16 Steam Coal – NAPP Area Overview ($ per ton) RNO YTD NAPP Steam Coal Sales and Costs per Ton Source: Rhino Resource Partners 2011 Form 10-K. Hopedale Underground mining operation located in northeastern Ohio 27.7 million tons of reserves, with estimated production of 1.4 million tons annually Sold out through 2013 Sands Hill Surface mining operations with two active mines in southeastern Ohio with river access 10.7 million tons of reserves, with estimated production of 750,000 tons annually Operations also include limestone mining and sales at Clinton Stone Sold out through 2012 $53 $36 Sales Price Cost of Operations

17 Steam Coal – Western Bituminous Area Overview ($ per ton) RNO YTD Western Steam Coal Sales and Costs per Ton Source: Rhino Resource Partners 2011 Form 10-K. Castle Valley Underground mining operation in Central Utah, established in 2011 Significant project with 27.2 million tons of reserves, with estimated annual production of 1.0 million tons Long-term contracts in place for substantially all of Castle Valley estimated production through 2014 Mid BTU, low sulfur steam coal $43 $35 Sales Price Cost of Operations

18 Steam Coal – CAPP Area Overview RNO Operations consist of four mining complexes in Eastern Kentucky and West Virginia Bevins Branch Mine Standalone surface mining operation with 100% of production contracted for next 2 years Estimated reserves of 3.6 million tons and annual production of 500,000 tons Deane Underground operation with 2 active mines; current annual production of approximately 400,000 tons contracted for next 2 years Estimated reserves of 39.5 million tons, mostly owned ($ per ton) YTD CAPP Steam Coal Sales and Costs per Ton Source: Rhino Resource Partners 2011 Form 10-K. $75 $67 Sales Price Cost of Operations

19 Steam Coal – CAPP (cont’d) RNO Tug River Mining Complex Steam coal produced incidental to met coal production Surface mining operation with estimated steam reserves of 17.3 million tons and estimated annual production of 300,000 tons Rob Fork Mining Complex Steam coal produced as a by-product of met coal focused mine Surface and underground mining operations with estimated steam reserves of 13.9 million tons and estimated annual production of 100,000 tons

Elk Horn Coal Company Overview 20 Coal mineral leasing company that has generated revenues for over 100 years from coal mined from its properties Elk Horn owns coal reserves and surface acreage in Eastern Kentucky, a large portion of which is contiguous with Rhino’s existing property 156,000 acres of owned mineral and 14,000 acres of owned surface Primarily leases reserves to operating coal companies Collects operating royalty (typically 8%) based on gross sales price of coal Estimated proven and probable coal reserves of 117 million tons and non-reserve coal deposits of 155 million tons Until recently, Elk Horn coals were sold as steam coal; new focus on PCI coal opportunities In negotiations to lease large reserve block, expect substantial portion to be PCI quality Acquired by Rhino in June 2011 RNO Area Overview

Oil and Gas: Utica Shale In 2011, Rhino acquired oil and gas leases in the Utica Shale play in Eastern Ohio Utica Shale recognized as one of the premier shale gas and NGL plays in the United States and has attracted interest from a number of large energy companies Wexford sourced investment opportunity, which Rhino co-invested with Wexford and Gulfport Energy (GPOR). GPOR acting as the operator Currently own non-operating, working interest in ~8,500 net acres (~80,000 gross acres) in a portfolio of oil and gas leases in liquids rich sweet spot of the region 1,500 owned mineral acres leased Average cost of ~$2,300 per acre Drilling commenced in early 2012 21 Utica Shale - Ohio RNO

Oil and Gas: Utica Shale (cont’d) Rhino entered into lease agreement with Chesapeake in March 2012 for approximately 1,500 acres of previously owned property for an approximate $9 million lease bonus and 20% royalty 22 RNO Rhino is planning to use existing rail loadout facilities in the Utica region as condensate loading points for third parties Rhino has also invested in a dock facility for Utica region condensate transfer to river barge operations

Oil and Gas: Cana Woodford Cana Woodford - Oklahoma In 2011, Rhino has acquired mineral rights in the Cana Woodford oil and gas play in Central Oklahoma Wexford sourced investment opportunity Liquids rich gas play which is being actively drilled Acquired 1,700 net mineral acres YTD Mineral rights represent perpetual ownership with no future cash expenditures or liabilities Leases expected to produce revenue from drilling occurring on Rhino leases 15 wells currently in various stages of completion by large independent oil and gas companies Began receiving royalty income in early 2012 23 RNO

24 RNO Growth Projects Image: Tug Fork Plant Construction

25 Growth Projects – Met Coal Tug River Estimated 5.8 million tons of surface metallurgical coal reserves New largely developed and fully permitted surface mine to begin operations once market conditions dictate with estimated production run rate of 375,000 tons per year 25 RNO Deane Developing a new mine that will access a significant block of PCI quality coal by 2014 Estimated reserves of 20 million tons of which about 50% are expected to be PCI quality

26 Growth Projects – Met Coal (cont’d) Rhino Eastern Sewell is an underground, premium, mid-vol coal mine, which is expected to be accessed within the next 2 years, along with building a new prep plant Large reserve boundary still undergoing exploratory drilling to evaluate and add reserves Currently exploring HWM, surface, and underground opportunities for development and mining in 2014 and beyond 26 RNO

27 Growth Projects – Met Coal (cont’d) Rich Mountain High quality met coal project actively being explored to prove up reserves and demonstrate a project 27 RNO Area Overview Currently under exploration, with proved reserves to date of 8.6 million tons Project is a potential candidate for development or a joint venture

28 Northern Appalachia Conditional mine permit received for Leesville field in Ohio, subject to receipt of sewage and air permits. Leesville has 27 million tons of owned reserves Purchased non-reserve coal deposits of 2.5 million tons at Sands Hill in Q3 2011, provides underground mine opportunity Growth Projects – Steam Coal RNO Western Bituminous Received conditional approval to build a loadout at McClane Canyon Currently idle, but can quickly resume production if market pricing conditions improve

29 Growth Projects – Steam Coal (cont’d) Illinois Basin Taylorville Field has 111 million tons of demonstrated, fully permitted coal reserves which is a mid BTU, high sulfur coal Site will be developed when long-term sales contracts are in place Site of the proposed Tenaska IGCC project 29 RNO Area Overview

30 RNO Financial Overview

31 31 Distribution Adjusted EBITDA Coal Tons Sold (US$ in millions) (Tons in millions) Financial Overview RNO LTM = 82.0 LTM = 4.9 Total Revenue (US$ in millions) LTM = 367.2 LTM = 1.87 16.7 19.4 21.3 24.6 2011 Q1 2011 Q2 2011 Q3 2011 Q4 1.1 1.2 1.2 1.3 2011 Q1 2011 Q2 2011 Q3 2011 Q4 82.8 89.9 93.6 101.0 2011 Q1 2011 Q2 2011 Q3 2011 Q4 0.455 0.455 0.480 0.480 2011 Q1 2011 Q2 2011 Q3 2011 Q4

Financial Overview (cont’d) Substantial available liquidity with a $300 million credit facility with a five year term expiring July 2016 Availability of $137 million under the facility as of 12/31/11 Continued low leverage ratio as growth and expansion continues 32 RNO Leverage Ratio Source: Rhino Resource Partners estimates, company filings and Wall Street research. Coal Mining Comparables Upstream E&P MLP Comparables 1.2x 1.5x 2.1x 2.5x 2.7x 2.8x 2.8x 2.9x 3.9x ARLP RNO CNX ANR OXF PCX BTU WLT ACI 0.2x 1.5x 1.9x 3.8x 4.6x PSE RNO LGCY LINE EVEP

Financial Overview (cont’d) Low level of local legacy liabilities (1) Conservative capital structure of low debt and low legacy liabilities positions Rhino for future growth and potential acquisitions 33 RNO Legacy Liabilities / Total Tangible Assets Source: Rhino Resource Partners estimates, company filings and Wall Street research. (1) Legacy liabilities include asset retirement obligations, postretirement healthcare and workers’ compensation. 8.5% 8.8% 10.1% 13.1% 13.6% 15.3% 17.4% 33.3% 56.1% ACI RNO OXF ARLP BTU WLT ANR CNX PCX

Financial Overview (cont’d) For the full year 2012, Rhino currently anticipates the following: *Guidance for production tons and sale tons includes 51% of expected activity from Rhino Eastern Guidance for 2012 reflects demand weakness in the current market conditions for both steam and metallurgical coal The guidance only includes contracted sales and minimal spot sales of steam coal for 2012 Stability of future distributions is supported by current contracted sales 34 RNO For: 2012 Revenue $350 to $375 million Net Income $45 to $55 million Adjusted EBITDA $90 to $105 million Production* 4.9 to 5.2 million tons Sales* 4.9 to 5.2 million tons Maintenance Capital Expenditures $16 to $19 million

Summary Energy MLP focused on coal, oil and gas, and related infrastructures, with a diversified asset base providing substantial growth opportunities Significant reserve base of metallurgical and steam coal Actions taken in response to current downturn in coal markets Oil and gas investments in Utica Shale and Cana Woodford with substantial value Experienced and strong management team Supportive General Partner with significant energy expertise and proven track record Diversification of assets, long-term contracted sales and conservative capital structure support distributions Currently yielding 9.8%(1) 35 RNO (1) Based on closing unit price of $19.50 on March 23, 2012.

36 Appendix RNO

Adjusted EBITDA Reconciliation to Net Income 37 † The table above presents a reconciliation of Adjusted EBITDA to net income for each of the periods indicated. We believe the presentation of Adjusted EBITDA that includes the proportionate share of DD&A and interest expense for our Rhino Eastern joint venture is appropriate since our portion of Rhino Eastern’s net income that is recognized as a single line item in our financial statements is affected by these expense items. Since we do not reflect these proportionate expense items of DD&A and interest expense in our consolidated financial statements, we believe that the adjustment for these expense items in the EBITDA calculation is more representative of how we review our results and also provides investors with additional information that they can use to evaluate our results. * Totals may not foot due to rounding. 2011 Q1 2011 Q2 2011 Q3 2011 Q4 LTM* Net income $ 6.1 $ 9.4 $ 9.8 $ 12.7 $ 38.1 Plus: DD&A 9.1 8.2 9.2 9.8 36.3 Interest expense 1.1 1.4 1.9 1.8 6.1 Rhino Eastern DD&A-51% 0.4 0.4 0.4 0.3 1.5 Rhino Eastern interest expense-51% - - - - 0.1 Adjusted EBITDA†* $ 16.7 $ 19.4 $ 21.3 $ 24.6 $ 82.0

Adjusted EBITDA Reconciliation to Net Cash Provided by Operating Activities

	2011 Q1	2011 Q2	2011 Q3	2011 Q4	LTM*
Net cash provided by operating activities	$ 6.0	$ 28.0	$ 17.3	$ 15.6	$ 66.9
Plus:					
Increase in net operating assets	10.3	-	-	10.7	21.0
Gain on sale of assets	0.1	-	2.7	0.3	3.2
Amortization of deferred revenue	-	-	0.4	0.2	0.5
Interest expense	1.1	1.4	1.9	1.8	6.1
Equity in net income of unconsolidated affiliate	0.7	1.2	1.3	0.2	3.3
Less:					
Decrease in net operating assets	-	10.5	1.5	-	12.1
Accretion on interest-free debt	0.1	0.1	-	-	0.2
Amortization of advance royalties	0.6	0.2	0.2	0.2	1.1
Amortization of debt issuance costs	0.2	0.2	0.3	0.3	1.0
Equity-based compensation	0.4	0.1	0.2	0.1	0.7
Loss on retirement of advance royalties	0.1	-	-	-	0.1
Accretion on asset retirement obligations	0.5	0.5	0.5	0.5	2.0
Distributions from unconsolidated affiliate	-	-	-	3.4	3.4
Loss on sale of assets	-	-	-	-	-
EBITDA	$ 16.3	$ 19.0	$ 20.9	$ 24.3	$ 80.4
Plus: Rhino Eastern DD&A-51%	0.4	0.4	0.4	0.3	1.5
Plus: Rhino Eastern interest expense-51%	-	-	-	-	0.1
Adjusted EBITDA†*	$ 16.7	$ 19.4	$ 21.3	$ 24.6	$ 82.0

† The table above presents a reconciliation of Adjusted EBITDA to net cash provided by operating activities for each of the periods indicated. We believe the presentation of Adjusted EBITDA that includes the proportionate share of DD&A and interest expense for our Rhino Eastern joint venture is appropriate since our portion of Rhino Eastern's net income that is recognized as a single line item in our financial statements is affected by these expense items. Since we do not reflect these proportionate expense items of DD&A and interest expense in our consolidated financial statements, we believe that the adjustment for these expense items in the EBITDA calculation is more representative of how we review our results and also provides investors with additional information that they can use to evaluate our results.

* Totals may not foot due to rounding.

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RHINO RESOURCE PARTNERS LP